 EXHIBIT 99.1

Palatin to Participate in

Canaccord Genuity’s 43rd Annual Growth Conference

Cranbury, NJ, August 4, 2023 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced that management will participate at the Canaccord Genuity 43rd Annual Growth Conference on Wednesday, August 9, 2023 at 5:00 p.m. ET in an Analyst led Fireside Chat.

A live webcast of the Fireside Chat will be available on the Investors section of Palatin’s website at http://www.palatin.com. A replay of the webcast will be available for 30 days following the presentation.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.palatin.com and follow Palatin on Twitter at @PalatinTech.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

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